                                                                   EXHIBIT 4.2















                                  $110,000,000

                            UROHEALTH Systems, Inc.

                    12.5% Senior Subordinated Notes due 2004










                               PURCHASE AGREEMENT

                                 April 3, 1997

                               PURCHASE AGREEMENT




                                                                   April 3, 1997



Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

                 UROHEALTH Systems, Inc., a corporation organized and existing under the laws of Delaware (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Initial Purchaser") 110,000 units (the "Securities") consisting of (i) $110,000,000 aggregate principal amount of its 12.5% Senior Subordinated Notes due 2004 (the "Notes"), to be issued pursuant to an indenture dated as of April 10, 1997 (the "Indenture") among the Company, the Guarantors signatory hereto (the "Guarantors") and The Bank of New York, as trustee (the "Trustee") and (ii) warrants (the "Warrants") to purchase an aggregate (subject to certain contingencies) of 996,451 shares of the common stock, par value $.001 per share of the Company (the "Common Stock"). The Securities are to be guaranteed (the "Guarantees") by the Guarantors. The Guarantees shall be in the form contained in the Indenture. Unless the context requires otherwise, all references herein to the Notes shall be deemed to include the Guarantees. The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the "Warrant Shares." The Warrants are to be issued pursuant to the provisions of a warrant agreement to be dated as of April 10, 1997 (the "Warrant Agreement"), by and between the Company and The Bank of New York, as warrant agent (the "Warrant Agent").

                 The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated March 14, 1997 (such preliminary offering memorandum being hereinafter referred to as the "Preliminary Offering Memorandum"), and an offering memorandum, dated April 3, 1997 (such offering memorandum, in the form first furnished to the Initial Purchaser for use in connection with the offering of Securities, being hereinafter referred to as the "Offering Memorandum"), setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities. All capitalized terms used and not defined herein shall have the meaning set forth in the Offering Memorandum.

                 The Securities shall be immediately separable into Notes and Warrants. Unless the context requires otherwise, references herein to "Securities" shall be deemed to include the Notes and Warrants following any such separation.

                 The Company understands that you propose to make an offering of the Securities on the terms set forth in the Offering Memorandum, as soon as you deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A promulgated by the Securities and Exchange Commission (the "Commission") under the Act, as such rule may be amended from time to time ("Rule 144A"), in a transaction under Rule 144A and (ii) to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act).

                 1. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company hereby agrees to issue and sell the Securities to the Initial Purchaser, and (ii) the Initial Purchaser hereby agrees to purchase from the Company, at a purchase price of $ 106.7 million (the "Purchase Price"), $110 million aggregate principal amount of Securities.

                 Delivery of and payment of the Purchase Price for the Securities shall be made in your offices at 245 Park Avenue, New York, New York 10167, or at such other place as the Initial Purchaser shall reasonably designate. Such delivery and payment shall be made at 9:00 a.m., local time, on April 10, 1997, or at such other time as shall be agreed upon by you and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Securities shall be made to you for your account against payment of the purchase price for the Securities by wire transfer of immediately available funds to an account or accounts to be designated by the Company at least one business day prior to the Closing Date.

                 The Securities shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such Securities for delivery at least one full business day prior to the Closing Date.

                 The Initial Purchaser has advised the Company that the Initial Purchaser proposes to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that it (i) has not and will not solicit offers for, or offer or sell, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, (ii) will solicit offers for such Securities pursuant to Rule 144A or resales not involving a public offering, as applicable, only from, and will offer, sell or deliver such Securities, as part of its distribution thereof, only to, respectively, (A) persons in the United States whom it reasonably believes to be Qualified Institutional Buyers and (B) institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act, provided, however, that each such "accredited investor" must complete and deliver to such Initial Purchaser an investment letter substantially in the form of Appendix A to the Offering Memorandum prior to acceptance of any order,
(iii) is a Qualified Institutional Buyer, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities and (iv) will, during its initial distribution of the Securities, unless prohibited by applicable law, furnish to each person to whom it offers any Securities a copy of the Preliminary Offering Memorandum and will, during its initial distribution of the Securities, furnish to each person to whom it sells any Securities a copy of the Offering Memorandum.

                 2. AGREEMENTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors hereby agrees with each of you that:

                          (a)  The Company and each Guarantor will cooperate
with the Initial Purchaser in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Initial Purchaser may reasonably have










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

designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company and the Guarantors will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Initial Purchaser may reasonably request for distribution of the Securities.

                          (b)  At any time prior to the completion of the
distribution of the Securities by the Initial Purchaser, the Company will give the Initial Purchaser notice of its intention to prepare any supplement or amendment to the Offering Memorandum, will furnish the Initial Purchaser with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed use, and will not use any such amendment or supplement to which the Initial Purchaser or counsel for the Initial Purchaser shall reasonably object within five days of being furnished a copy thereof.

                          (c)  The Company has furnished or will furnish to the
Initial Purchaser such number of copies of the Offering Memorandum (as amended or supplemented) as the Initial Purchaser may reasonably request.

                          (d)  At any time prior to the completion of the
distribution of the Securities by the Initial Purchaser, the Company will advise you promptly and, if requested by you, confirm such advice in writing, of the happening of any event that makes any statement of a material fact made in the Offering Memorandum (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, during the period specified in the first sentence of this paragraph, any event shall occur as a result of which it is necessary, in the reasonable judgment of the Initial Purchaser, to amend or supplement the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact








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

necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the purchaser, not misleading, and the Company will furnish to the Initial Purchaser of copies of such amendment or supplement in an amount reasonably requested by the Initial Purchaser.

                          (e)  At any time prior to completion of the
distribution of the Securities by the Initial Purchaser, the Company and each of its direct and indirect subsidiaries (including without limitation Microsurge, Inc., but excluding all inactive subsidiaries incorporated outside of the United States, the "Subsidiaries") will, as required, file promptly all documents required to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

                          (f)  Neither the Company nor the Guarantors will
solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising.

                          (g)  Neither the Company nor the Guarantors nor any
affiliate of any of them (as defined in Rule 501(b) of the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

                          (h)  During the period from the Closing Date to three
years after the Closing Date, neither the Company, the Guarantors nor their respective subsidiaries will, and will not permit any "affiliate" (as defined in Rule 144 under the Act) of any of them to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company, the Guarantors, or any of their respective affiliates and resold in a transaction registered under the Act.

                          (i)  The Company will, so long as the Securities are
outstanding and any Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, either (i) timely file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the Exchange Act, make available to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.








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
                          (j)  The Company will, if requested by the Initial
Purchaser, use its best efforts in cooperation with the Initial Purchaser to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                          (k)  Each of the Securities will bear the legend
contained in "Notice to Investors" in the Offering Memorandum and upon the other terms stated therein, except after such Securities are resold or exchanged pursuant to a registration statement effective under the Act.

                          (l)  The Company will, for the shorter of the period
the Securities remain outstanding and five years from the Closing Date, deliver to the Initial Purchaser copies of annual reports and copies of all other documents, reports and information furnished by the Company or any of the Guarantors to their securityholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

                          (m)  The Company and the Guarantors shall apply the
net proceeds of their sale of the Securities as set forth in the Offering Memorandum including, without limitation, depositing funds into escrow in an amount sufficient to satisfy the payment of interest on the Notes on each of the first three Interest Payment Dates pursuant to the terms of an escrow agreement (the "Escrow Agreement") to be dated as of April 10, 1997, by and between the Company and The Bank of New York, as escrow agent (the "Escrow Agent").

                          (n)  The Company and the Guarantors shall not invest,
or otherwise use the proceeds received by them from their sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act or the rules and regulations thereunder.

                          (o)  The Company and the Guarantors will not claim
the benefit of any usury laws against any holders of Securities or Guarantees, respectively.

                          (p)  The Company will use its reasonable best efforts
to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.





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
                          (q)  During the period beginning on the date of this
Agreement and continuing to and including the Closing Date, except as described in the Offering Memorandum, there will be no transactions entered into by the Company or any of the Guarantors which are material with respect to the Company and the Subsidiaries taken as a whole, and during such period there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or other equity interests.

                          (r)  Whether or not the transactions contemplated
hereby are consummated or this Agreement is terminated, the Company and the Guarantors agree with you, jointly and severally, that they will pay and be responsible for all costs, charges, liabilities, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing (including word processing), distribution and delivery of the Offering Memorandum (including financial statements and exhibits), each preliminary offering memorandum, and all amendments and supplements to any of them, (ii) the preparation, printing (including word processing), execution, distribution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the registration rights agreement relating to the Warrant Shares (the "Warrant Shares Registration Rights Agreement") the Escrow Agreement, the Warrant Agreement, the certificates representing the Securities, the preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering and sale of the Securities (excluding in each case any fees and disbursements of counsel for the Initial Purchaser, other than such fees and disbursements relating to the printing and delivery of the preliminary and final Blue Sky Memoranda specified in clause (iii) below),
(iii) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph 2(a) (including in each case the reasonable fees and disbursements of counsel for the Initial Purchaser relating to such qualification and any memoranda relating thereto and any filing fees in connection therewith), (iv) furnishing such copies of the Offering Memorandum, the Preliminary Offering Memorandum and all amendments and supplements thereto as may be reasonably requested for use in connection with the offering or sale of the Securities by the Initial Purchaser or by dealers to whom Securities may be sold, (v) the rating of the Securities by one or more rating agencies, (vi) the fees and expenses of the Trustee, the Warrant Agent, the Escrow Agent and any of their agents and the fees and disbursements of counsel for the Trustee, the Warrant Agent and the Escrow Agent in connection with the Indenture, the Warrant Agreement, the Escrow












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
Agreement and the Securities and (vii) the performance by the Company and the Guarantors of their other obligations under this Agreement, including (without limitation) the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the sale and delivery of the Securities to you. The Company hereby agrees and acknowledges that the Initial Purchaser shall not be responsible for any fees or expenses of the Company or the Guarantors in connection with the performance by any of them of their obligations under this Agreement.

                 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. Each of the Company and Guarantors, jointly and severally, represents and warrants to, and agrees with, you that:

                          (a)  As of their respective dates, the Preliminary
Offering Memorandum and the Offering Memorandum do not, and at the Closing Date (as defined herein) the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.
The Company acknowledges for all purposes under this Agreement that the last paragraph on the cover page, and the fifth paragraph and the last sentence of the seventh paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only written information (the "Initial Purchaser Information") furnished to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum (or the Offering Memorandum) and that the Initial Purchaser shall not be deemed to have provided any other information (and therefore is not responsible for any such statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Initial Purchaser.

                          (b)  No action has been taken and no statute, rule,
regulation or order has been enacted, adopted or issued by any governmental body, agency or official which prevents the issuance of the Securities, prevents or suspends the use of the Offering Memorandum or the Preliminary Offering Memorandum or suspends the sale of the Securities in any jurisdiction referred to in Section 2(a)





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
hereof; no injunction, restraining order or order of any nature by any foreign, Federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Offering Memorandum or the Preliminary Offering Memorandum in any jurisdiction referred to in Section 2(a) hereof; and no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official, domestic or foreign, is pending against or, to the best of the Company's and the Guarantors' knowledge, threatened against, the Company or any of the Subsidiaries which, if adversely determined, could interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity of this Agreement, the Securities, the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement or the Escrow Agreement.

                          (c)  The authorized, issued and outstanding capital
stock of the Company is as set forth in the Offering Memorandum under the caption, "Capitalization"; all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; the capital stock of the Company conforms in all material respects to all statements relating thereto in the Preliminary Offering Memorandum and the Offering Memorandum; and neither the issuance of the Securities nor the issuance of the Warrant Shares by the Company will be subject to preemptive or other similar rights.

                          (d)  This Agreement has been duly authorized and
validly executed and delivered by the Company and the Guarantors, and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms (assuming due authorization, execution and delivery by all other parties hereto), subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that indemnification from liability in connection with the Federal securities laws may be unenforceable.

                          (e)  The execution and delivery of this Agreement,
the issuance and sale, as applicable, of the Securities, the performance of this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement, the Escrow Agreement and the con-





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
summation of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach or violation of (or an event which, with notice or lapse of time, or both, would constitute a breach or violation
of) the charters or bylaws of the Company or any of the Guarantors or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any material obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease, license or instrument to which the Company, or any of the Subsidiaries, is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, judgment, decree, order, rule or regulation of any court, governmental agency or other body or self-regulatory organization applicable to the Company or any of the Subsidiaries, or any of their respective assets or properties.

                          (f)  Assuming the accuracy of the representations of
the Initial Purchaser in Section 1 hereof, no authorization, approval or consent or order of, or filing with, any court or governmental body, agency or official is necessary in connection with the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement or the Escrow Agreement, except such as will be obtained and made under the Federal and state securities or Blue Sky laws or regulations and, with respect to the Registration Rights Agreement and the Warrant Shares Registration Rights Agreement, the Act and, if applicable, the regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                          (g)  Each Subsidiary is a Guarantor signatory hereto.
All of the inactive subsidiaries (the "Inactive Subsidiaries") of the Company excluded from the definition of the term "Subsidiaries" are, taken as a whole, immaterial to the business and operations of the Company and its subsidiaries taken as a whole and such Inactive Subsidiaries, taken as a whole, account for less than 1% of the income and less than 1% of the assets of the Company and its subsidiaries taken as a whole. The Company and each of the Subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its respective





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
jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and, as applicable, to authorize the offering of the Securities, to execute, deliver and perform its respective obligations under this Agreement, the Indenture, the Registration Rights Agreement the Warrant Shares Registration Rights Agreement, the Warrant Agreement, and the Escrow Agreement, as applicable, and to issue, sell and deliver the Securities, as applicable, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except for those cases in which failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below). Neither the Company nor any of the Subsidiaries is in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation could have a material adverse effect on the properties, facilities, business, results of operations, general affairs, management, condition (financial or otherwise), prospects, or business affairs of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                          (h)  All of the issued and outstanding shares of
capital stock of, or other ownership interests in, each Subsidiary have been duly authorized and validly issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company, except as disclosed in the Offering Memorandum. All such shares of capital stock are fully paid and nonassessable, are not subject to any preemptive or similar rights, and are owned free and clear of any Lien. There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

                          (i)  Neither the Company nor any of the Subsidiaries
is in violation of its respective charter or bylaws or in default in the performance of any obligation, bond, agreement, debenture, note or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease, license, permit, certificate or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or of any of the Subsidiaries is subject, which could result in a Material Adverse Effect.

                          (j)  There is no action, suit, or proceeding before
or by any court or governmental agency or body, or arbitration board or tribunal, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective assets or properties (including, without limitation, patents, trademarks and other intellectual property), which could have, singly or in the aggregate, a Material Adverse Effect, or which could materially and adversely affect the Company's performance of its obligations pursuant to this Agreement or the transactions contemplated hereby, and to the best of the Company's and the Guarantors' knowledge, no such action, suit, or proceeding is contemplated or threatened. Neither the Company nor any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal which could have a Material Adverse Effect.

                          (k)  Neither the Company nor any of the Subsidiaries
is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), including without limitation any violation or noncompliance with any permits or other governmental authorizations held by the Company or any Subsidiary, in each case which could have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance and, to the best knowledge of the Company after due inquiry, there are no circumstances, either past, present or that are reasonably foreseeable, that are likely to lead to such violation in the future; there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and there are no past or present actions, activities, circumstances, conditions, events or incidents, that are likely to form the basis of any Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law, in each case which could have a Material Adverse Effect. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, have a Material Adverse Effect.

                          (l)  Neither the Company nor any Subsidiary is in
violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, which such violation would have a Material Adverse Effect. There is (A) no unfair labor practice complaint pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary or, to the best knowledge of the Company and the Guarantors, threatened against any of them, and (B) no labor dispute in which the Company or any Subsidiary is involved nor, to the best knowledge of the Company and the Guarantors, is any labor dispute imminent, other than routine disciplinary and grievance matters, in each case which, if determined adversely to the Company, could have a Material Adverse Effect. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder; no "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred with respect to any "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company or any of the Subsidiaries; the amount of "unfunded benefit liabilities" (as defined in ERISA and the regulations and published interpretations thereunder) under all "pension plans" does not exceed

$100,000; neither the Company nor any of the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 4971, 4975 or 4980B of the Code; and each "pension plan" established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                          (m)  Except as disclosed in the Offering Memorandum,
or as could not have, singly or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary has good and marketable title, free and clear of all Liens, to all property and assets (including, without limitation, patents, trademarks and other intellectual property) described in the Offering Memorandum as being owned by it and such property and assets are in good repair and suitable for use as so described. All leases to which the Company or any Subsidiary is a party are valid and binding and no default has occurred or is continuing thereunder which could result, singly or in the aggregate, in a Material Adverse Effect, and the Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not interfere materially with the use made by the Company or such Subsidiary.

                          (n)  The Company and the Subsidiaries maintain
insurance at least in such amounts and covering at least such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                          (o)  The firms of accountants that have certified or
shall certify the applicable consolidated financial statements and supporting schedules and the notes thereto of the Company included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company and the Subsidiaries, as required by the Act and the Exchange Act. The consolidated financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto), comply as to form in all material respects with the requirements of the Act and the Exchange Act and fairly present the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout such periods and in accordance with the requirements of the Commission's Regulation S-X; and the other financial and statistical information and data of the Company and the Subsidiaries included in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto), historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                          (p)  Subsequent to the respective dates as of which
information is presented in the Offering Memorandum, (i) except as disclosed in the Offering Memorandum, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) there has been no decision or judgment in the nature of litigation, settlement or arbitration to which the Company or any Subsidiary is a party that could have, singly or in the aggregate, a Material Adverse Effect, and (iii) there has not been any material adverse change, or any development which would reasonably be expected to involve, singly or in the aggregate, a material adverse change, in the properties, facilities, business, results of operations, general affairs, management, condition (financial or otherwise), prospects or business affairs of the Company and the Subsidiaries taken as a whole (any of the items set forth in clause (i), (ii) or (iii), above, a "Material Adverse Change").

                          (q)  All Tax Returns (as hereinafter defined)
required to be filed by the Company or any of the Subsidiaries in any jurisdiction have been filed and all material amount of Taxes (as hereinafter defined), including withholding Taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or those currently payable without penalty or interest. All Tax Returns filed by the Company and the Subsidiaries prior to the date hereof were complete and accurate in all material respects. No material claim for assessment or collection of Taxes is presently being asserted against the Company or the Subsidiaries. Furthermore, the Company and the Subsidiaries are not parties to any pending action, proceeding or investi-gation by any governmental authority for the assessment or collection of a material amount of Taxes, nor does the Company or any Guarantor have knowledge of any such threatened action, proceeding or investigation. No material claim by any authority in a jurisdiction where the Company or any of the Subsidiaries does not currently file a Tax Return to the effect that the Company or any of the Subsidiaries is or may be subject to taxation by that jurisdiction is pending. No Liens are presently imposed upon or asserted against any of the Company's or any of the Subsidiaries' assets as a result of or in connection with any failure, or alleged failure, to pay any material amount of Tax. As of the Closing Date, the Company and the Subsidiaries will not have any agreement, whether or not written, providing for the payment of Tax liabilities or entitlement to refunds with any other party. The Company and the Subsidiaries have withheld and paid all material amount of Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party with respect to the business of the Company or the Subsidiaries. The unpaid Taxes of the Company and the Subsidiaries do not exceed, in any material respect, the reserve for Tax liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the most recent balance sheet of the Company, as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of the Company in filing its Tax Returns. For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all Federal, state, local or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto.

                          (r)     (i) Each of the Company and the Subsidiaries
has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals or rights (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner it does as described in the Offering Memorandum in the jurisdictions wherein presently operated, and such other certifications, accreditations and eligibility to participate in specified programs as and to the extent described in the Offering Memorandum, including, without limitation, to the extent so described, eligibility to participate in Medicare, Medicaid and Medi-Cal programs and accreditation by the Joint Commission on Accreditation of Healthcare Organizations, (ii) each of the Company and the Subsidiaries has all such Authorizations, certifications, accreditations and determinations of eligibility and such are valid and in full force and effect, except as could not have, singly or in the aggregate, a Material Adverse Effect, (iii) the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations, certifications, accreditations and determinations of eligibility and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except for such non-compliance as could not have a Material Adverse Effect and (iv) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Authorization, certification, accreditation or determination of eligibility (except in the ordinary course of business in connection with the receipt of a routine survey that outlines immaterial areas which require Company or Subsidiary action to maintain compliance or to preclude such revocation or modification) and no such Authorization contains any restrictions that are materially burdensome to any of them in a manner different than applied to other companies engaged in similar businesses. The Company and the Subsidiaries possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as described in the Offering Memorandum, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing. To the best knowledge of the Company after due inquiry, the use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person.

                          (s)  The Company and each of the Subsidiaries
maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
(iv) the recorded accountabil-
ity for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (t)  Neither the Company nor any of the Subsidiaries
is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act") or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                          (u)  Each certificate signed by any officer of the
Company or any of the Guarantors and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection herewith shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchaser as to the matters covered thereby.

                          (v)  None of the Company, any Subsidiary, nor any
director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or is in violation of any Federal "fraud and abuse legislation" or Federal "anti-kickback law."

                          (w)  All facilities owned or operated as continuing
operations by the Company or the Subsidiaries (the "Company Facilities") (i) are certified for participation or enrollment in the Medicare, Medicaid and Medi-Cal programs, (ii) have a current and valid provider contract with the Medicare, Medicaid and Medi-Cal programs, and (iii) are in substantial compliance with the terms and conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the Company's assets except, in each case, where such failure would not have a Material Adverse Effect. To the best knowledge of the Company and the Guarantors, the amounts established as provisions for Medicare, Medicaid and Medi-Cal adjustments and adjustments by any other third party payors on the financial statements of the Company and the Subsidiaries are sufficient in all material respects to pay any amounts for which the Company or any of the Subsidiaries may be liable. Neither the Company nor any of the Guarantors has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare, Medicaid or Medi-Cal programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and neither the Company nor any of the Subsidiaries has any reason to believe that any such investigations, surveys or proceedings are pending, threatened or imminent which individually or in the aggregate could have a Material Adverse Effect.

                          (x)  Each Company Facility is licensed by the proper
state department of health to conduct its business in substantially the manner conducted by such Company Facility. The Company Facilities are presently in substantial compliance with all of the material terms, conditions and provisions of such licenses. The facilities, equipment, staffing and operations of the Company Facilities satisfy the applicable state licensing requirements in all material respects.

                          (y)  No funds were received on behalf of the Company
or any of the Subsidiaries to construct, improve or acquire any of its facilities under the "Hill-Burton" Act as a result of which the Company or any of the Subsidiaries are currently or will in the future be required to pay any amounts for which there shall be any "recapture" as a result of the consummation of the transactions contemplated by this Agreement.

                          (z)  The Securities, the Registration Rights
Agreement, the Indenture, the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement, when executed, will conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                          (aa)  Neither the Company nor any agent acting on
their behalf has taken or will take any action that is reasonably likely to cause the issuance or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the Closing Date.

                          (ab)  The Notes and the Guarantees to be issued and
sold hereunder have been duly and validly authorized by the Company and the Guarantors, respectively, and the Notes and the Guarantees, when they are authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture against payment therefor as provided by this Agreement, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms and entitled to the benefits provided by the Indenture, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

                          (cc)  The Warrants have been duly authorized by the
Company and, when duly executed and delivered in accordance with the Warrant Agreement and delivered to the Initial Purchaser against payment therefore as provided by this Agreement, the Warrants will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming due authorization, execution and delivery by any other party thereto), subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Warrant Shares have been duly authorized for issuance by the Company, have been reserved for issuance upon the exercise of the Warrants and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable. All Warrant Shares, upon issuance, will be free of preemptive or similar rights.

                          (dd)  Each of the Indenture, the Registration Rights
Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement has been duly and validly authorized by the Company and the Guarantors, as applicable, and, when executed and delivered by the Company and the Guarantors, as applicable, will constitute a valid and binding obligation of the Company and the Guarantors, as applicable, enforceable against each of them, as applicable, in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity and (C) with respect to rights to indemnification, public policy.

                          (ee)  When the Securities are issued and delivered
pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company or any of the Subsidiaries which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                          (ff)  Neither the Company nor any of the Subsidiaries
nor any affiliate of any of them (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act; provided, however, that the Company and Guarantors make no representations or warranties as to the activities of the Initial Purchaser.

                          (gg)  Neither the Company nor any of the Subsidiaries
nor any person acting on their behalf has (i) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D under the Act) or (ii) solicited offers for, or offered or sold, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; provided, however, that the Company and Guarantors make no representations or warranties as to the activities of the Initial Purchaser.

                 4.  INDEMNIFICATION.

                          (a)  The Company and each of the Guarantors agrees to
indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchaser (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) each officer, director, employee, agent and representative of the Initial Purchaser (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person in accordance with the provisions of this
Section 4) directly or indirectly caused by, related to, based upon or arising out of, or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (including, in each case, any amendment or supplement thereto) or any preliminary Offering Memorandum, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, liability, claim, damage or expense is caused solely by an untrue statement or omission or alleged untrue statement or omission that is (x) made in reliance upon and in conformity with any Initial Purchaser Information or (y) with respect to the Initial Purchaser from whom the person asserting such loss, liability, claim, damage or expense purchased Securities, made in the Preliminary Offering Memorandum if a copy of the Offering Memorandum (as amended or supplemented, if the Company shall have furnished the Initial Purchaser with such amendments or supplements thereto on a timely basis and in reasonable numbers) was not delivered by or on behalf of such Initial Purchaser to the person asserting such loss, liability, claim, damage or expense, if required by law to have been so delivered by the Initial Purchaser, at or prior to the written confirmation of the sale of the Securities, and it shall be finally determined by a court of competent jurisdiction, in a judgment not subject to appeal or review, that the Offering Memorandum (as so amended or supplemented) would have completely corrected such untrue statement or omission. The Company shall notify you promptly of the institution, threat or assertion of any claim, action, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company, any Guarantor or any Indemnified Person.

                          (b)  In case any action or proceeding (including any
governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or any Guarantor, such Indemnified Person shall promptly notify the parties against whom indemnification is being sought (the "Indemnifying Persons") in writing (provided that the failure to give such notice shall not relieve any of the Indemnifying Persons of its obligations or liabilities pursuant to this Agreement, except to the extent that the Indemnifying Person has been materially prejudiced by such failure as determined by a court of competent jurisdiction in a judgment no longer subject to appeal or review). Upon receiving such notice, the Company shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to any Indemnifying Person) and, after written notice from the Company to such Indemnified Person of its election so to assume the defense thereof promptly after receipt of the notice from the Indemnified Person of such action or proceeding, the Company and the Guarantors shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the Company or a Guarantor agrees in writing to pay such fees and expenses, (ii) the Company shall have failed promptly to assume such defense or to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and an Indemnifying Person or an affiliate of an Indemnifying Person, and such Indemnified Person shall have been advised by counsel either (x) that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to such Indemnifying Person or such affiliate or (y) a conflict may exist between such Indemnified Person and such Indemnifying Person or such affiliate (in which case, if such Indemnified Person notifies the Company in writing, the Company shall not have the right to assume the defense thereof), it being understood, however, that the Indemnifying Persons shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons. An Indemnifying Person shall not be liable for any settlement of any such action or proceeding effected without the prior written consent of such Indemnifying Person, but if settled with the prior written consent of such Indemnifying Person, such Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. The Indemnifying Persons shall not, without your prior written consent, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

                          (c)  The Initial Purchaser agrees to indemnify and
hold harmless the Company, the Guarantors, the officers, directors, agents, representatives and employees of the Company and the Guarantors, and any person con-trolling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or any Guarantor, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Persons, but only with respect to claims and actions solely based on any Initial Purchaser Information. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, the Guarantors, or any such person in respect of which indemnity may be sought against the Initial Purchaser pursuant to the foregoing sentence, the Initial Purchaser shall have the rights and duties given to the Company and the Guarantors (except that if the Company or any Guarantor shall have assumed the defense thereof, the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), and the Company, the Guarantors and any such person shall have the rights and duties given to the Indemnified Person by Section 4(b) above.

                          (d)  If the indemnification provided for in this
Section 4 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party(ies), on the one hand, and the indemnified party(ies), on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party(ies) and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Company and the Guarantors, on the one hand, or by the Initial Purchaser, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of any party set forth herein shall be in addition to any liability or obligation such party may otherwise have to any other party.

                 The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, the Initial Purchaser (and its related Indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount applicable to the Securities purchased by the Initial Purchaser exceeds the amount of any damages which the Initial Purchaser (and its related Indemnified Persons) have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 5. CONDITIONS OF INITIAL PURCHASER'S OBLIGATION. The obligation of the Initial Purchaser to purchase the Securities under this Agreement is subject to the satisfaction of each of the following conditions on the Closing Date:

                          (a)  All the representations and warranties of the
Company and the Guarantors contained in this Agreement shall be true and correct when made and on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company and the Guarantors shall have performed or complied with all of their respective obligations and agreements herein contained and required to be performed or complied with by each of them at or prior to the Closing Date.

                          (b)  (i) Since the date as of which information is
given in the Offering Memorandum, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Offering Memorandum there shall not have been any material adverse change, or development involving a prospective material adverse change, in the debt of the Company or the Subsidiaries and (iii) the Company and the Subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, individually or in the aggregate, and which is not disclosed in the Offering Memorandum.

                          (c)  On the Closing Date you shall have received
certificates of the Company and the Guarantors, dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company and the Guarantors, in their capacities as officers of the Company and the Guarantors, confirming the matters set forth in paragraphs (a), (b) and (l) of this Section 5.

                          (d)  You shall have received on the Closing Date an
opinion (reasonably satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Morrison & Foerster LLP, counsel for the Company, (and, as applicable, local counsel for the Company and the Guarantors solely as relates to matters of local law) to the effect that:

                                  (i)  the Company and each active Guarantor is
         duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of organization and the Company and each Guarantor has the requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of the business requires such qualification, except where the failure to be so qualified will not have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole;

                                  (ii)  the Company and each Guarantor, as
         applicable, has full corporate power and authority to execute, deliver and perform this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement, and has full corporate power and authority to authorize, issue and sell the Securities as contemplated thereby; each of this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement, has been duly authorized, executed and delivered by the Company and each Guarantor, as applicable, and each of the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement, constitutes a legal, valid and binding obligation of the Company and each Guarantor, as applicable, and is enforceable against the Company and each Guarantor, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law);

                                  (iii)  each of the Securities, the Notes, the
         Guarantees, the Warrants, the Common Stock, the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement, conforms in all material respects to the descriptions thereof contained in the Offering Memorandum;

                                  (iv)  neither the Company nor any of the
         Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                                  (v)  assuming the accuracy of the
         representations of the Initial Purchaser and of the Company and the Guarantors contained herein, together with the other assumptions set forth in paragraph (vii) below, no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, except such as are required to be obtained and made under the 1933 Act, or state securities or Blue Sky laws or regulations, or with respect to the Registration Rights Agreement and the Warrant Shares Registration Rights Agreement, the Act and the regulations of the NASD;

                                  (vi)  the execution and delivery of this
         Agreement, the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement, the issuance and sale of the Securities, the issuance of the Warrant Shares, the payment of the Securities in accordance with their terms and the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement, will not conflict with or result in a breach or violation of the charter or bylaws of the Company or any Guarantor or the terms or provisions of, or constitute a default under, any statute, rule or regulation or to the best of such counsel's knowledge any material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound and which has been identified to such counsel, or to which any of the assets or properties of the Company or any of the Subsidiaries is subject, or to the best of such counsel's knowledge any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties;

                                  (vii)  assuming (A) the accuracy of, and
         compliance with, the representations, warranties and covenants of the Company and the Guarantors in Section 2 and Section 3 of the Purchase Agreement, (B) the accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchaser in
         Section 1 of the Purchase Agreement, (C) the accuracy of the representations and warranties of each of the purchasers to whom the Initial Purchaser initially resell the Securities as specified in
         Section 1 of the Purchase Agreement, (D) the compliance by the Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Memorandum and (E) receipt by the purchasers to whom the Initial Purchaser initially resells the Securities of a copy of the Offering Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Securities or in connection with the initial resale of such Securities in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the Act, it being understood that no opinion is expressed as to any subsequent resale of any Securities;

                                  (viii)  to such counsel's knowledge, there
         are no governmental or legal proceedings pending or threatened to which the Company or any Guarantor is a party or to which any of their respective property is subject which, if determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the performance by either the Company or any Guarantor of its obligations pursuant to this Agreement;

                                  (ix)  the Securities have been duly
         authorized and, when executed and authenticated in accordance with the provisions of the Indenture (as applicable) and delivered to and paid for by the Initial Purchaser pursuant to the Purchase Agreement, will constitute legal, valid and binding obligations of the Company and the Guarantors, as applicable, entitled to the benefits of the Indenture and the Warrant Agreement, as applicable, and enforceable against the Company and the Guarantors, as applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law and that rights to indemnification may be unenforceable by public policy); and to such counsel's knowledge, except as otherwise set forth in the Offering Memorandum, the issuance of such Warrants is not subject to any preemptive or similar purchase rights in favor of any other person; and

                                  (x)  the Warrant Shares have been duly
         authorized and reserved for issuance upon exercise of the Warrants, and, when issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable and to such counsel's knowledge, except as otherwise set forth in the Offering Memorandum, the issuance of such Warrant Shares is not subject to any preemptive or similar purchase rights in favor of any other person.

                 In giving their opinion required by subsection (d) of this
Section 5, such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of California, the laws of the State of New York, and the general corporation laws of the State of Delaware, and (ii) shall state that (a) such counsel has acted as counsel to the Company on a regular basis and has acted as counsel to the Company in connection with the preparation of the Offering Memorandum and (b) such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants for the Company and the Subsidiaries, your representatives and your counsel in connection with the preparation of the Offering Memorandum and has considered the matters required to be stated therein and the statements contained therein; and such counsel shall advise you that, on the basis of the foregoing, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above in paragraph (iii)) no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum as of the date thereof and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in the Offering Memorandum.

                          (e)  You shall have received an opinion dated the
Closing Date, from Kevin Higgins, Esq., general counsel of the Company, in form and substance reasonably satisfactory to you (which may state that such opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the general corporation laws of the State of Delaware), to the effect that:

                                  (i)  the execution and delivery of this
         Agreement, the Indenture, the Registration Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement, the Escrow Agreement, and the issuance and sale of the Securities, the issuance of the Warrant Shares, the performance by the Company and the Guarantors of their obligations pursuant thereto, as applicable, and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of the Guarantors or the terms or provisions of, or constitute a default by the Company or any Subsidiary under any statute, rule or regulation or to the best of such counsel's knowledge any material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the assets or properties of the Company or any of the Subsidiaries is subject, or to the best of such counsel's knowledge any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties;

                                  (ii)  to the best of such counsel's
         knowledge, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject, which is of a material nature and which is not adequately disclosed in the Offering Memorandum;

                                  (iii)  each of the Company and the
         Subsidiaries has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Memorandum and such certifications, accreditations and eligibility to participate in specified programs as and to the extent described in the Offering Memorandum, including, without limitation, eligibility to participate in Medicare, Medicaid and Medi-Cal programs;

                                  (iv)  all of the issued and outstanding
         shares of capital stock of, or other ownership interests in, each Subsidiary are owned directly or through Subsidiaries, by the Company, are fully paid and nonassessable, and to the best of such counsel's knowledge are owned free and clear of any Lien, in each case except as disclosed in the Offering Memorandum;

                                  (v)  the descriptions in the Offering
         Memorandum of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters including, without limitation, the matters described in the Offering Memorandum, under the caption "Business-Government Regulation" insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein are accurate in all material respects and fairly present the information required to be shown;

                                  (vi)  to the best of such counsel's
         knowledge, neither the Company nor any of the Subsidiaries has violated any Environmental Laws, nor any Federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, which in each case might result in any Material Adverse Change in the business, prospects, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole; and

                                  (vii)  to the best of such counsel's
         knowledge, except as disclosed in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any Subsidiary.

                 In giving the opinion required by subsection (e) of this
Section 5, such counsel shall state that (a) such counsel has acted as counsel to the Company on a regular basis and has acted as counsel to the Company in connection with the preparation of the Offering Memorandum and (b) such counsel has participated in conferences with officers and other representatives of the Company and its Subsidiaries, representatives of the independent public accountants for the Company and the Subsidiaries, your representatives and your counsel in connection with the preparation of the Offering Memorandum and has considered the matters required to be stated therein and the statements contained therein; and such counsel shall advise you that, on the basis of the foregoing, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above) no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum as of the date thereof and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in the Offering Memorandum.

                          (f)     You shall have received on the Closing Date
an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Burns, Doane, Swecker & Mathis, L.L.P., and certain other intellectual property counsel for the Company, collectively to the effect that:

                                  (i)  the information in the Offering
         Memorandum under "Risk Factors--Reliance on Patents and Proprietary Rights," and "Business--Patents, Licenses and Trademarks" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and, to the best of such counsel's knowledge, does not contain any untrue statement of a material fact or omit to state any material fact with respect to patents, trademarks or proprietary rights required to be stated therein or necessary to make the statements therein not misleading and is correct in all material respects and fairly and completely and correctly presents the information called for with respect thereto;

                                  (ii)  to the best of such counsel's
         knowledge, there are no pending or threatened legal or governmental proceedings, nor allegations on the part of any person, involving intellectual property, including, but not limited to, claims for misappropriation of proprietary information, infringement, ownership dispute, validity or enforceability challenges, disputes under licenses or other intellectual property-related agreements, unfair competition, or unauthorized use or disclosure of confidential information, and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated;

                                  (iii)  the Company is listed in the records
         of the United States Patent and Trademark Office ("PTO") as the sole assignee of record of each of the patents listed on a schedule to such counsel's opinion as Schedule I thereto (the "Patents"), each of the patent applications listed on a schedule to such counsel's opinion as
         Schedule II thereto (the "Patent Applications"), each of the trademarks listed on a schedule to such counsel's opinion as Schedule III thereto (the "Trademarks"), and each of the trademark applications listed on a schedule to such counsel's opinion as Schedule IV thereto (the "Trademark Applications"), and in the records of the United States Copyright Office as the sole assignee of record of each of the copyright listed on a schedule to such counsel's opinion as Schedule V thereto (the "Copyrights", collectively the "Intellectual Property"). To the best of such counsel's knowledge, there are no claims of any persons relating to the scope or ownership of the Intellectual Property, there are no liens which have been recorded against any of the Intellectual Property, there are no material defects of form in the preparation or filing of the Patent or Trademark Applications, the Patent and Trademark Applications are being diligently prosecuted, and none of the Patent and Trademark Applications has been finally rejected with no rights to further prosecute or has been abandoned;

                                  (iv)  the Company is listed in the records of
         the appropriate foreign patent offices as the sole assignee of record of each of the foreign patents listed on a schedule to such counsel's opinion as Schedule VI thereto (herein called the "Foreign Patents") and each of the foreign applications listed on a schedule to such counsel's opinion as Schedule VII thereto (herein called the "Foreign Applications"). To the best of such counsel's knowledge, there are no claims of any persons relating to the scope or ownership of the Foreign Patents or the Foreign Applications, there are no liens which have been recorded against any of the Foreign Patents or the Foreign Applications, there are no material defects of form in the preparation or filing of the Foreign Applications, the Foreign Applications are being diligently prosecuted, and none of the Foreign Applications has been finally rejected with no rights to further prosecute or has been abandoned;

                                  (v)  nothing has come to the attention of
         such counsel that leads such counsel to believe that the Applications and the Foreign Applications will not eventuate in issued patents, or that any patents issued in respect of any such Applications or Foreign Applications will not be valid or will not afford the Company reasonable patent protection relative to the subject matter thereof;

                                  (vi)  the license agreements on a schedule to
         such counsel's opinion as Schedule VIII thereto are duly executed, validly binding and enforceable in accordance with their terms and, to the best of such counsel's knowledge, the Company is not in material breach or default of any such licenses;

                                  (vii)  to the best of such counsel's
         knowledge, all pertinent prior art references known to the Company or its counsel during the prosecution of the Patents and the Applications were disclosed to the PTO and other relevant patent offices and, to the best of such counsel's knowledge, all information submitted to the PTO in connection with the prosecution of the applications was accurate, neither such counsel nor the Company made any misrepresentation to, or concealed any material fact from, the PTO during such prosecution. The allowance of the associated patent claims each of the Patents is entitled to a statutory presumption of validity under 35 U.S.C. 282 and to the best of our knowledge there is no legal basis to rebut the statutory presumption of validity of the Patents;

                                  (viii)  to the best of such counsel's
         knowledge, the Company takes security measures adequate to assert trade secret protection in its non-patented technology;

                                  (ix)  the forms of agreement executed by the
         Company's employees, consultants and other advisors respecting trade secrets, confidentiality, or intellectual property rights are valid, binding and enforceable in accordance with their express terms; and

                                  (x)  nothing has come to the attention of
         such counsel that leads such counsel to believe that, with respect to licenses, patents, trade secrets, copyrights or other proprietary information or know-how owned or used by the Company, the Offering Memorandum contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


                 The opinions of Morrison & Foerster LLP, Kevin Higgins, Esq. and Burns, Doane, Swecker & Mathis, L.L.P. described in paragraphs (d), (e) and
(f) above shall be rendered to you at the request of the Company and shall so state therein.

                          (g)  You shall have received from Skadden, Arps,
Slate, Meagher & Flom LLP, counsel for the Initial Purchaser, an opinion dated the Closing Date as to such matters as the Initial Purchaser may reasonably require.

                          (h)  You shall have received letters on and as of the
date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in customary form and substance satisfactory to you, from Ernst & Young LLP, Coopers & Lybrand and certain other independent public accountants, with respect to the financial statements and certain financial and statistical information contained in the Offering Memorandum as you shall require.

                          (i)  The Securities, the Indenture, the Registration
Rights Agreement, the Warrant Shares Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement shall have been executed and delivered by the Company and the Guarantors, as applicable.

                          (j)  Prior to the Closing Date, the Company shall
have furnished to you such further information, certificates and documents as you may reasonably request.

                          (k)  The Initial Purchaser shall have been notified
by the Nasdaq Stock Market, Inc. that it had designated the Securities as PORTAL eligible.

                          (l)  No stop order suspending the sale of the
Securities in any jurisdiction has been issued and no proceeding for that purpose has been commenced or is pending or threatened and every request for additional information on the part of any state securities commission has been complied with; no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by any court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act.

                          (m)  The Company shall have entered into the New
Credit Facility (as defined in the Offering Memorandum) on the terms and conditions, and providing for the availability of borrowings, as described in the Offering Memorandum.

                          (n)  The Company and the Guarantors shall not have
failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

                          (o)  Each of the Warrant Shares Registration Rights
Agreement, the Warrant Agreement and the Escrow Agreement shall be in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser.

                 The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Initial Purchaser and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchaser.

                 If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to counsel for the Initial Purchaser pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and substance to you and such counsel, all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

                 6. EFFECTIVE DATE OF AGREEMENT, DEFAULT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                 This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchaser by notice to the Company if any of the following has occurred: (i) subsequent to the date of this Agreement, any Material Adverse Change or development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, which, in the judgment of the Initial Purchaser impairs the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in the Initial Purchaser judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) any suspension or limitation of trading generally in securities on the New York or American Stock Exchanges, the Nasdaq Stock Market, or the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by either Federal or New York authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Initial Purchaser's judgment has a material adverse effect on the financial markets in the United States, and would, in the Initial Purchaser's judgment, make it impracticable or inadvisable to market the Securities to enforce contracts for the sale of the Securities, (vi) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading or reviewed for a possible change that does not indicate the direction of the possible change by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act, (vii) the delisting of the common stock of the Company from the American Stock Exchange, or (viii) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, or rule or order of any court or other governmental authority which in the judgment of the Initial Purchaser could have a Material Adverse Effect.

                 If this Agreement shall be terminated by the Initial Purchaser pursuant to clause (i), (vi) or (vii) of the second paragraph of this Section 6 or because of the failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, the

Company agrees to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company and the Guarantors shall be liable for all expenses which they have agreed to pay pursuant to Section 2 hereof. If this Agreement is terminated pursuant to this
Section 6, such termination shall be without any other liability of the Initial Purchaser to the Company and the Guarantors.


                 7. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at Five Civic Plaza, Suite 100, Newport Beach, California 92660, Attention: Chief Financial Officer and, in each case, with a copy to Morrison & Foerster LLP, 19900 MacArthur Boulevard, Suite 1200, and Irvine, California 92612, Attention:
Robert M. Mattson, Esq., (b) if to any Initial Purchaser, to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Syndicate Department, and, in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071,
Attention: Nicholas P. Saggese, or in any case to such other address as the person to be notified may have requested in writing.

                 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH

SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 9. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

                 10. SUCCESSORS. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchaser, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from the Initial Purchaser merely because of such purchase.

                 11. CERTAIN DEFINITIONS. For purposes of this Agreement, "business day" means any day other than Saturday, Sunday or a Federal holiday.

                 12. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in one or more counterpart, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

                 13. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

                 14. SURVIVAL. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company and the Guarantors, their respective officers and directors, and of the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or by or on behalf of the Company, the officers or directors of the Company, any controlling person of the Company, or the Guarantors, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and you.

                                                Very truly yours,


                                                UROHEALTH SYSTEMS, INC.



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                ALLSTATE MEDICAL PRODUCTS, INC.



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                DACOMED CORPORATION



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                GATES PLASTICS



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President

                                                OSBON MEDICAL SYSTEMS, LTD.


                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                UROHEALTH OF KENTUCKY, INC.


                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President



                                                MICROSURGE, INC.


                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                UROHEALTH, INC. (CALIFORNIA)


                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President

                                                DACOMED INTERNATIONAL, INC.



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                N.T.  REUDT CORPORATION



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                INTERMED ASSOCIATES, INC.



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                LAPAROMED CORPORATION



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President


                                                ADVANCED UROCARE, INC.



                                                By: /s/ KEVIN M. HIGGINS
                                                   ----------------------------
                                                   Name:  Kevin M. Higgins
                                                   Title: Senior Vice President

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

BEAR, STEARNS & CO. INC.





By:    /s/ PHILIP E. BERNEY
    --------------------------------
    Name:  Philip E. Berney
    Title: Senior Managing Director